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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                 May 23, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MUNICIPAL INSURED SERIES 2                939797   33-57883   811-2537

DEFINED ASSET FUNDS-MUNICIPAL FLIS 2                          933617   33-56819   811-1777


DEFINED ASSET FUNDS- MPUSTS-25 DAF                            893119   333-0000   811-2810


DEFINED ASSET FUNDS-IS-28 DAF                                 895589   33-64103   811-2295

DEFINED ASSET FUNDS-MPS-322 DAF                               893502   333-0049   811-2295


DEFINED ASSET FUNDS-CONCEPT SER TELEGLOBAL TRUST 2            1000076  33-62265   811-3044

TOTAL:    6 FUNDS

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